Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 41 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated March 22, 2004, relating to the financial statements and financial highlights appearing in the February 29, 2004 Annual Reports to Shareholders of New York Tax-Free Money Fund, New York Tax-Free Bond Fund, Maryland Tax-Free Bond Fund, Virginia Tax-Free Bond Fund, New Jersey Tax-Free Bond Fund, Maryland Short-Term Tax-Free Bond Fund, Florida Intermediate Tax-Free Fund, Georgia Tax-Free Bond Fund, and Maryland Tax-Free Money Fund (comprising T. Rowe Price State Tax-Free Income Trust), which are incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants" in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
June 24, 2004